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                                                                    EXHIBIT 23.1



                       CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Impac Mortgage Holdings, Inc.:

     We consent to the incorporation by reference in the registration statements (No. 333-83650) on Form S-8 and registration statement (No. 333-74432) on Form S-3 of Impac Mortgage Holdings, Inc., of our report dated January 28, 2002, except as to note S to the consolidated financial statements, which is as of March 8, 2002, relating to the consolidated balance sheets of Impac Mortgage Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive earnings (loss), changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of Impac Mortgage Holdings, Inc.

     As discussed in Note A to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.


                                                  KPMG LLP

Orange County, California
April 1, 2002